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LOGO RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
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COUNSELORS AT LAW


                                 [LETTERHEAD]



Writer's direct dial: (516) 663-6510

Writer's direct fax:  (516) 663-6641



                                                            May 12, 1998



MPEL Holdings Corp.
6851 Jericho Turnpike  Suite 246
Syosset, New York  11791

           Re:    MPEL Holdings Corp.
                  -------------------

Gentlemen:

     We have acted as counsel to MPEL Holdings Corp., a New York corporation (the "Company"), in connection with its filing of a Registration Statement (Registration No. 333-39949) (the "Registration Statement") on Form SB-2 with respect to the public offering of a minimum of 800,000 shares and a maximum of 1,300,000 shares of the Company's $0.01 per share par value common stock (the "Common Stock").

     Unless otherwise defined herein, all capitalized terms used herein and not expressly defined shall have the meaning given to them in the Registration Statement.

     As counsel to the Company, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.
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RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
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May 12, 1998
Page 2


     Based solely upon and subject to the foregoing, we are of the opinion that the Company's Common Stock has been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement.


                               Very truly yours,

                               /s/ Ruskin Moscou Evans & Faltischek, P.C.

                               RUSKIN, MOSCOU, EVANS
                                 & FALTISCHEK, P.C.